Exhibit 99.1
Press Release

INVESTOR RELATIONS CONTACT:	FOR IMMEDIATE RELEASE
Market Makers
Jimmy Caplan
512-329-9505
jcap@austin.rr.com

COMMAND CENTER ANNOUNCES APPOINTMENT
OF JOHN M. SCHNELLER TO BOARD

Post Falls, Idaho - June 23, 2008 - Command Center, Inc. (OTC Bulletin Board: CCNI), an emerging provider of on-demand, reliable labor solutions, today announced that John M. Schneller has been appointed to its Board of Directors.

Mr. Schneller, currently a partner at the investment banking firm of Scura, Rise and Partners, will replace Thomas Gilbert on Command Center’s five-member board. Mr. Gilbert will continue to serve as the company’s Chief Operating Officer.

Mr. Schneller served from 2002 to 2007 as an investment analyst at Knott Partners, a multi-billion dollar, value-based, New York hedge fund. Mr. Schneller's area of expertise was analysis and investing in micro-to-mid-cap securities. His investments included securities in the fields of intellectual property, technology, content distribution, nanotechnology, healthcare, non-bank financials, business services, brokers, asset managers and insurance companies, packaging and retail.

“I am pleased to welcome John Schneller to our Board of Directors,” said Glenn Welstad, Command’s Chairman and CEO. “He has extensive experience working with public companies in many different areas, including temporary labor and staffing. John’s participation on our board will provide additional financial expertise and guidance to help Command increase its leadership position and visibility in the staffing sector.”

Prior to Knott Partners, Mr. Schneller served from 2000-2001 as Executive Director and Senior Research Analyst at CIBC World Markets. Prior to CIBC, from 1997 - 2000, he served as Vice President and Senior Research Analyst at Stephens Inc., a multi-disciplined investment and merchant bank, where he focused on Business Services, IT Services, Marketing Services and various software applications. Mr. Schneller was an Associate Analyst at Donaldson, Lufkin and Jenrette, from 1996 - 1997, where he focused on Business Services and Photography and Electronic Imaging.

Mr. Schneller received his B.A. in History from the University of Massachusetts at Amherst, a Masters degree in Public Administration from Suffolk University in Boston and a Masters degree in Business Administration from the Johnson Graduate School of Management at Cornell University.

About Command Center, Inc.

The Company provides on-demand employment solutions to businesses in the United States, primarily in the areas of light industrial, hospitality and event services, as well as other assignments. Additional information on Command Center is available at www.commandonline.com.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, the availability of worker's compensation insurance coverage, the availability of suitable financing for the Company's activities, the ability to attract, develop and retain qualified store managers and other personnel, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks set forth in the Form 10KSB filed with the Securities and Exchange Commission on March 28, 2008 and in other statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.